Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A (Amendment #1) of our report dated ~~April 22, 2019~~June 1, 2020 with respect to the audited consolidated financial statements of Alpine 4 Technologies, Ltd. for the year ended December 31, ~~2018~~2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

~~February 14~~July 27, 2020